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                                  Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-_____) of our report dated, February 10, 1998, except for Note 16 for which the date is March 20, 1998, on our audit of the consolidated financial statements and financial statement schedule of Affiliated Managers Group, Inc.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 24, 1999








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